ADVANCE DISPLAY TECHNOLOGIES, INC.
                                   FORM 10-KSB
                            FOR THE FISCAL YEAR ENDED
                                  JUNE 30, 1997


                                  EXHIBIT 10.5





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                            INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this ______ day of ________________, 199___, by and between Advance Display Technologies, Inc. (the "Company"), and _________________ (the "Executive").

                                    RECITALS

     WHEREAS, the Executive performs a valuable service for the Company in his capacity as _______________________; and

     WHEREAS, the Executive does not consider the existing provisions of the Articles of Incorporation and Bylaws regarding indemnification to be sufficient and has requested additional consideration; and

     WHEREAS, the Bylaws, by their non-exclusive nature, permit contracts between the Company and its agents, officers, employees and other agents with respect to indemnification of such persons; and

     WHEREAS, in order to induce Executive to continue serving as a director of the Company, the Company is willing to indemnify the Exeuctive to the extent set forth below.

     NOW, THEREFORE, in consideration of Executive's service as a director after the date hereof, the parties hereto agree as follows:

     1. Indemnity. The Company will indemnify the Executive, his executors, administrators or assigns, for any Expenses (as defined below) which the Executive is or becomes legally obligated to pay in connection with any Proceeding. As used in this Agreement the term "Proceeding" includes any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Executive may be or may have been involved as a party or otherwise, by reason of the fact that Executive is or was a director or officer of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Executive, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he was serving at the request of the Company as a director, trustee, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case Executive acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Agreement, the term "other enterprise" includes (without limitation) employee benefit plans and administrative committees thereof, and the term "fines" includes (without limitations) any excise tax assessed with respect to any employee benefit plan.

     2. Expenses. As used in this Agreement, the term "Expenses" includes, without limitation, damages, judgments, fines, penalties, settlements and costs, reasonable attorneys' fees and disbursements and costs of attachment or similar bonds, and investigations in connection with investigating, defending, being a witness or participating in any Proceeding, and any expenses of establishing a right to indemnification under this Agreement.

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     3.  Enforcement.  If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the Expenses of prosecuting such suit.

     4. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that neither this right of subrogation nor the exclusion set forth in Section 5(b) below shall apply to any right of recovery of the Executive or any payment received by the Executive from an entity that is the primary employer of the Executive or on whose behalf the Executive serves as a director and/or officer of the Company or an affiliate of any such entity.

     5. Exclusions. The Company shall not be liable under the Agreement to make any payment in connection with any claim made against the Executive:

          (a) to the extent that payment is actually made to the Executive under a valid, enforceable and collectible insurance policy;

          (b) to the extent that the Executive is indemnified and actually paid otherwise than pursuant to this Agreement, subject to Section 4;

          (c) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Executive is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

          (d) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Executive's having gained any personal profit or advantage to which he was not legally entitled;

          (e) for a disgorgement of profits made from the purchase and sale by the Executive of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

          (f) brought about or contributed to by the dishonesty of the Executive; provided, however, notwithstanding the foregoing, the Executive shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part,

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     unless a  judgment  or other  final  adjudication  thereof  adverse  to the
     Executive shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

          (g) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

     6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Executive has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Executive shall be indemnified against any and all Expenses incurred in connection therewith.

     7. Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, but not for the total amount thereof, the Company shall indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

     8. Advance of Expenses. Expenses reasonably and necessarily incurred by the Executive in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses. The Executive hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Executive is not entitled to indemnification in respect thereof.

     Such advances shall be made by the Company unless: (a) the Board of Directors determines, by a majority vote of a quorum of disinterested directors based on clear and convincing evidence known to the Board of Directors at the time such determination is made, that the Executive would not be entitled to indemnification under applicable law, or (b) if such a quorum is not obtainable or a quorum of disinterested directors so directs, independent legal counsel determines, based on clear and convincing evidence known to the counsel at the time such determination is made, that Executive would not be entitled to indemnification under applicable law.

     9. Notice and Defense of Claim. The Executive, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office, shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Executive) and shall be effective only upon actual receipt. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power.

     With respect to any such Proceeding: (a) the Company will be entitled to participate therein at its own expense; and (b) except as otherwise provided below ' to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive. After notice from the Company to Executive, given within a reasonable time, of its election so to assume the defense thereof, the Company will not be liable to Executive under

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this  Agreement  for any  legal  or  other  expenses  subsequently  incurred  by
Executive in connection with the defense of such Proceeding except as otherwise provided below. Executive shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive unless (i) the employment of counsel by Executive has been authorized by the Company, or (ii) Executive shall have obtained the written opinion of refutable counsel with expertise in such matters (such counsel to be reasonably satisfactory to a majority of disinterested directors) that there may be one or more defenses available to Executive that could reasonably be expected to result in a conflict of interest between the Company and Executive in the conduct of the defense of such action, in each of which cases the reasonable fees and expenses of Executive's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding- brought by or on behalf of the Company or that is the subject of the opinion provided by Executive under clause (ii) above.

     The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent. Executive shall execute and deliver such agreements, releases and other documents as the Company may reasonably request to effect a settlement of any Proceeding. Without Executive's consent, the Company shall not enter into any settlement that provides for any action by Executive other than the payment of amounts against which Executive is entitled to indemnification hereunder. In the event that the Company proposes to settle any Proceeding by the payment of damages against which Executive is entitled to indemnification hereunder and in an amount that the plaintiff has indicated would be acceptable, and the Executive refuses to enter into a reasonable settlement agreement, the Company shall not thereafter be responsible for any costs of defense or the amount by which any judgement or settlement thereafter paid exceeds the damages that the Company proposed to pay in settlement. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

     10. No Employment Agreement. Nothing contained herein shall be deemed to create a contract of employment between the Company and Executive.

     11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     12. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Executive's right to indemnification under any provision of the Articles of Incorporation or Bylaws of the Company and amendments thereto or under law.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with Colorado law without giving effect to the principles of conflicts of laws.

     14. Coverage. The provisions of this Agreement shall apply with respect to the Executive's service in any of the capacities described in Section I above prior to as well as after the date of this Agreement. The right of Executive to be indemnified hereunder shall continue after the termination of Executive's service as an officer and/or director of the Company with respect to all periods prior to such termination.



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     15. Amendments;  Waivers. No supplement,  modification or amendment of this
Agreement shall be binding- unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by both of the parties hereto and their respective successors, assignees (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), heirs, executors and personal and legal representatives.

     17. Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid. void or otherwise unenforceable in any respect, the validity and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired and shall remain enforceable to the full extent permitted by law.

     18. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (by express courier or otherwise), by telecopier or three days after being deposited in the United States mail, certified mail, return receipt requested, first class postage prepaid, as follows:

If to the Company:                  Advance Display Technologies, Inc.
                                    1251 South Huron, Unit C
                                    Denver, Colorado 80223


If to the Executive:
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and signed as of the day and year first above written.

COMPANY:                                    EXECUTIVE:

ADVANCE DISPLAY TECHNOLOGIES, INC.



By:                                          By:
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